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Exhibit 10.4

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT, made as of May 19, 1999 (the "Agreement") by and between BUTTLE & TUTTLE LTD, a Nevis corporation with a principal place of business at 1 Belmont Terrace, Ramsey, IOM, IM8 3PG, United Kingdom ("Vendor") and CALLNOW.COM INC., a Delaware corporation with a principal place of business at 50 Broad Street, Suite 501, New York, New York 10004 ("Purchaser"),

                              W I T N E S S E T H:

         WHEREAS, Vendor is engaged in the business of operating and maintaining a web site which is primarily an index of links to online telephone fax and business directories from around the world known as "Telephone Directories on the Web" hosting its internet presence at www.teldir.com (the "Site"); and

         WHEREAS, Vendor desires to sell and transfer to Purchaser, and Purchaser desires to purchase from Vendor, the business and assets, but not the liabilities (the "Business") of Telephone Directories on the Web, at the price, upon the terms and subject to the conditions, representations and warranties stated in this Agreement; and

         WHEREAS, Vendor desires to assign and transfer to Purchaser, and Purchaser desires to accept such assignment and transfer from Vendor, all contracts between Vendor and the subscribers, clients and advertisers of the Business, at the price, upon the terms and subject to the conditions, representations and warranties stated in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE ONE. SALE OF ASSETS & INTELLECTUAL PROPERTY, AND PAYMENT OF THE PURCHASE
             PRICE.

SECTION 1.01. SALE OF ASSETS AND INTELLECTUAL PROPERTY. On the Closing Date (as defined in Section 2.01), upon the terms, subject to the conditions and in consideration of the Purchase Price (as defined in Section 1.04), Vendor will sell, convey, transfer, assign and deliver or cause to be sold, conveyed, transferred, assigned and delivered to Purchaser and Purchaser will purchase and accept from Vendor, free and clear of any and all liens, pledges, hypothecations, encumbrances, claims, taxes, charges, agreements, rights, options, warrants or restrictions of any kind, nature or description, all of the assets and intellectual property as described in SCHEDULE A including the Site and the rights to the name "Telephone Directories on the Web" and to "www.teldir.com" and any related trademarks, copyrights and patents; The software which includes password access and control of the source code running on the server, a paper copy of the Perl scripts and HTML, the web server configuration files, and a description of and access to existing free software that have been configured and installed for statistical analysis; descriptions of all of the equipment necessary to run the Site and the business of the Site (the "Assets").


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SECTION 1.02. ASSIGNMENT OF CONTRACTS. On the Closing Date, upon the terms, subject to the conditions and in consideration of the Purchase Price, Vendor will sell, convey, transfer, assign and deliver or cause to be sold, conveyed, transferred, assigned and delivered to Purchaser and Purchaser will purchase and accept from Vendor, free and clear of any and all liens, pledges, hypothecations, encumbrances, claims, taxes, charges, agreements, rights, options, warrants or restrictions of any kind, nature or description other than the Vendor's Lien, all of Vendor's right, title and interest in and to the contracts (written or oral) between Vendor and the subscribers, clients and advertisers of the Business, true, correct and complete copies (written descriptions in the case of oral contracts and purchase orders) of which are attached hereto as EXHIBIT "1" (the "Contracts").

SECTION 1.03. AMOUNT AND ALLOCATION OF PURCHASE PRICE. In consideration of and upon the sale, transfer and delivery of the Assets and the assignment of the Contracts and Intellectual Property from Vendor to Purchaser on the Closing Date, and subject to the terms and conditions herein contained, Purchaser will, on the Closing Date, pay to Vendor the sum of Sixty Thousand Dollars ($60,000) (the "Purchase Price").

SECTION 1.04. MODE OF PAYMENT. Purchaser shall pay the Purchase Price as follows:

         (A) PAYMENT AT CLOSING. Purchaser shall deliver to Vendor on the Closing Date cash or cash equivalents in the amount of Twenty Thousand United States Dollars (US$20,000.00).

         (B) PROMISSORY NOTE. Purchaser shall deliver to Vendor on the Closing Date a promissory note in the amount of Forty Thousand United States Dollars (US$40,000.00) substantially in the form of the promissory note attached hereto as EXHIBIT "2" (the "Note").


ARTICLE TWO. CLOSING AND CERTAIN COVENANTS AND CONDITIONS PRECEDENT.

SECTION 2.01. CLOSING DATE; TIME; LOCATION. The "Closing Date", as such term is used herein, shall mean the date on which the consummation of the sale, purchase, transfer and delivery of the Assets, and the assignment of the Contracts shall occur, which date shall be May 19, 1999, or such other date as the parties hereto shall agree upon, but not later than June 1, 1999. The consummation of the sale, purchase, transfer, delivery and assignment shall occur at 10:00 a.m. (New York Time) on the Closing Date, by delivery of documents to Stairs Dillenbeck Finley & Merle, 330 Madison Avenue, New York, New York, and via a telephone conference call among Stairs Dillenbeck Finley

SECTION 2.02. FURTHER ASSURANCES. At any time and from time to time after the Closing Date, at the request of Purchaser and without further consideration, Vendor will execute and


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deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser and Vendor may reasonably deem necessary or desirable in order to sell, transfer, deliver and assign more effectively to Purchaser, and to confirm Purchaser's title to, all of the Assets, and to sell and assign to Purchaser, and to confirm Purchaser's interest in the Contracts.

SECTION 2.03. NO ASSUMPTION OF LIABILITIES BY PURCHASER. Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby any obligations or liabilities of Vendor other than Vendor's obligations under the Contracts. All debts, obligations, contracts (other than the Contracts) or liabilities of Vendor of any type or kind shall remain the sole responsibility of Vendor. The sale of Assets and the assignment of the Contracts and Intellectual Property contemplated by this Agreement are not intended to constitute the sale of a going concern or the assumption by Purchaser of any of Vendor's liabilities.

SECTION 2.04. VENDOR'S BEST EFFORTS COMMITMENT. Vendor shall use its best efforts to encourage its subscribers, clients and advertisers to do business with Purchaser after the Closing Date.


ARTICLE THREE. REPRESENTATIONS AND WARRANTIES OF VENDOR.

SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF VENDOR. Vendor represents and warrants to and agrees with Purchaser that:

         (A) CORPORATE EXISTENCE. Vendor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of Nevis, West Indies, has all requisite corporate power and authority to conduct its business and is entitled to carry on its business as now being conducted and to own, lease and operate the properties used in connection therewith as and in the places where the business is now conducted and the properties are owned, leased or operated.

         (B) AUTHORITY AND ENFORCEABILITY. Vendor has all requisite power and authority to enter into, execute and deliver this Agreement and has taken all necessary action to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof. This Agreement constitutes the valid and binding obligation of Vendor enforceable in accordance with its terms.

         (C) NO CONFLICT. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms, conditions or provisions hereof (i) will conflict with or result in a breach of any relevant statute, law, ordinance, rule or regulation applicable to Vendor, or the terms, conditions or provisions of the Certificate of Incorporation or the By-Laws of Vendor or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order, or


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         decree to which Vendor is a party or by which it is or may be bound, or
         (ii) will constitute, with the giving of notice or the passage of time or both, a default by Vendor under any of the foregoing, or (iii) will accelerate the maturity of or otherwise modify any obligation of Vendor under any of the foregoing.

         (D) COMPLIANCE WITH LAWS. Vendor has complied in all material respects with all applicable country, federal, state and local laws, regulations and ordinances affecting the Contracts.

         (E) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or any other person is required in connection with the execution and delivery of this Agreement by Vendor or the consummation of the transactions contemplated hereby.

         (F) TAX MATTERS. Vendor does not know of any audits, assessments, notices of deficiency, claims or demands for taxes or proposed deficiencies against Vendor for any federal, state or local taxes.

         (G) LAWSUITS. There are (i) no action, suit, arbitration, governmental investigation (known to Vendor), or other legal or administrative proceeding pending or, to the knowledge of Vendor, threatened against Vendor or against the Business in any court or before any governmental agency or arbitration tribunal and (ii) no action, suit or arbitration, governmental investigation (known to Vendor), or other legal or administrative proceeding pending or, to the knowledge of Vendor, threatened against persons other than Vendor which, in the case of either (i) or (ii), if successful, would give rise to a material liability of Vendor or the Business or would create or impose a material lien or encumbrance on the Business or on any of the Assets, Contracts or Intellectual Property. Vendor is not in default with respect to any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal. There is no pending action, suit or proceeding which has been brought by or on behalf of Vendor before any governmental agency or arbitration tribunal. Vendor has no knowledge of any pending legislation, governmental regulation or technological development which would materially and adversely affect any of the Assets, Contracts or Intellectual Property.

         (H) TITLE TO ASSETS. Vendor has good and marketable title to the Assets, wherever located, free and clear of any liens, mortgages, security interests, pledges, charges or encumbrances. Purchaser has received true, correct and complete copies of all title documents and similar documents relating to the Assets.

         (I) CONDITION OF ASSETS. The Assets are in good repair and sound operating condition, ordinary wear and tear excepted.

         (J) EMPLOYEES. There are no employees.


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         (K) ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither Vendor nor, to the
         knowledge of Vendor, any officer, employee or agent of Vendor or any person acting on behalf of any of the foregoing, has since the commencement of the Business, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of Vendor or assist Vendor in connection with any actual or proposed transaction, which, if not given in the past, might have had a material adverse effect on the business of Vendor, or which, if not continued in the future, might materially and adversely affect the business of Vendor or which might subject Vendor to any material liability, or penalty in any private or governmental litigation or proceeding.

         (L) REPUTATION AND STANDING. Neither Vendor nor, to the knowledge of Vendor, any officer, employee or agent of Vendor or any person acting on behalf of any of the foregoing, has since the commencement of the Business, directly or indirectly, done any act or thing which, if generally known, would tend to bring into disrepute Vendor, the Business or anyone associated with Vendor or the Site.

         (M) ABSENCE OF BREACH. There has not been a breach or any default in any obligation to be performed by Vendor under the any of the Contracts, and Vendor has not waived any substantial right under any of the Contracts.

         (N) ASSETS AND INTELLECTUAL PROPERTY. SCHEDULE "A" attached hereto contains a true, correct and complete list of all assets, trademarks and service marks (whether registered or unregistered), trade names, patents and copyrights owned by Vendor and which are used now or have been used in the past in connection with the Business (the "Intellectual Property"). Vendor owns or has the right to use, free and clear of any payment or encumbrance, the Intellectual Property. Vendor has no knowledge of any claim or demand of any person pertaining to, or any proceedings which have been instituted or are pending or threatened which challenge, the right of Vendor in respect of any of the Intellectual Property.

         (O) DISCLOSURE. No representation or warranty by Vendor hereunder and no list, certificate, Schedule or Exhibit furnished or to be furnished pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading.

SECTION 3.02. CONTINUATION OF REPRESENTATIONS AND WARRANTIES OF VENDOR. All of the representations and warranties of Vendor contained herein shall be true in all respects on and as of the Closing Date and, notwithstanding any investigation at any time made by or on behalf of Purchaser, all such representations and warranties shall survive the Closing Date and remain in full force and effect (regardless of what investigations or verifications may be made by Purchaser or any of its agents or representatives) until the fifth anniversary of the Closing Date; provided, however, that the representation and warranty set forth in Section 3.01(f) shall


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survive for so long as (i) any tax return remains open and until the sixtieth day following expiration of the applicable statute of limitations (including extensions thereof) or (ii) any tax liability of Vendor is subject to adjustment by governmental authorities (federal, state or local) for any tax period of Vendor through the Closing Date.


ARTICLE FOUR. REPRESENTATIONS AND WARRANTIES OF PURCHASER.

SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents, warrants to and agrees with Vendor that:

         (A) CORPORATE EXISTENCE. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to conduct its business as now being conducted.

         (B) AUTHORITY AND ENFORCEABILITY. Purchaser has all requisite power and authority to enter into, execute and deliver this Agreement and has taken all necessary action to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the provisions hereof. This Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms.

         (C) NO CONFLICT. Neither the execution and the delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms, conditions or provisions hereof (i) will conflict with or result in a breach of the terms, conditions or provisions of the Certificate of Incorporation or the By-Laws of Purchaser or any mortgage, indenture, lease, agreement, or other instrument, or any permit, concession, grant, franchise, license, judgment, order, or decree to which Purchaser is a party or by which it is or may be bound, or (ii) will constitute, with the giving of notice or the passage of time or both, a default under any of the foregoing, or (iii) will accelerate the maturity of or otherwise modify any obligation of Purchaser under any of the foregoing. This paragraph shall survive the delivery of the bill of sale or any other instrument evidencing the closing of the transaction.

         (D) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with any governmental authority or any other person is required in connection with the execution and delivery of this Agreement by Purchaser or the consummation of the transactions contemplated hereby. This paragraph shall survive the delivery of the bill of sale or any other instrument evidencing the closing of the transaction.

         (E) DISCLOSURE. No representation or warranty by Purchaser hereunder and no document furnished or to be furnished by Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement


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         of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein not misleading. This paragraph shall survive the delivery of the bill of sale or any other instrument evidencing the closing of the transaction.

         (F) REPUTATION AND STANDING. Neither Purchaser nor, to the knowledge of Purchaser, any officer, employee or agent of Purchaser or any person acting on behalf of any of the foregoing, has since the commencement of the Business, directly or indirectly, done any act or thing which, if generally known, would tend to bring into disrepute Vendor, the Business or anyone associated with Vendor or the Business.

SECTION 4.02. CONTINUATION OF REPRESENTATIONS AND WARRANTIES OF PURCHASER. All of the representations and warranties of Purchaser contained herein shall terminate, unless otherwise indicated, upon the full payment of the Purchase Price and consulting fees to Vendor, including payment of any promissory note(s) signed and delivered by Purchaser to Vendor on the Closing Date and shall be of no further force or effect whatsoever.


ARTICLE FIVE. COVENANTS OF VENDOR AND PURCHASER.

SECTION 5.01. COVENANTS OF VENDOR. Vendor hereby covenants and agrees with Purchaser that:

         (A) CONTINUANCE OF BUSINESS. From the date hereof and through the Closing Date, Vendor will:

                           (i) carry on the business of Vendor in, and only in,
                  the usual, regular and ordinary course in substantially the same manner as heretofore, and, to the extent consistent with such business, Vendor will use its best efforts to preserve intact Vendor's present business organization, to keep available the services of Vendor's present officers and employees, and to preserve Vendor's relationships with customers, suppliers and others having business dealings with Vendor in connection with the Business to the end that its goodwill and going business shall be conducted on substantially the same basis at the Closing Date as at the date hereof and heretofore;

                           (ii) maintain all of the Assets in good repair and
                  sound operating condition, except for ordinary wear and tear and casualty losses of the type described in Section 6.02(g);

                           (iii) perform in all material respects all of
                  Vendor's obligations under the Contracts;

                           (iv) comply in all material respects with all
                  statutes, laws, ordinances, rules and regulations applicable to the Business, the Contracts and Intellectual Property;


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                           (v) not merge or consolidate with, or agree to merge
                  or consolidate with, or to purchase substantially all of the assets of, or otherwise to acquire any business or any corporation, partnership, association or other business organization or division thereof;

                           (vi) promptly to advise Purchaser in writing of any
                  material and adverse change in the financial condition, operations or business of Vendor, and


         (B) ACCESS TO INFORMATION. From and after the date hereof Vendor will give to Purchaser and its representatives, accountants and agents full access to the properties, books, records, contracts and commitments relating to the Business, the Assets, the Contracts, and the Intellectual Property including full access to the officers and employees of Vendor. Vendor will furnish such information and documents relating to Vendor as Purchaser may reasonably request and permit Purchaser and its representatives, accountants and agents to make copies and abstracts thereof. If the contemplated transactions do not close, Purchaser will deliver to Vendor all originals and copies of documents, work papers and other material obtained from Vendor relating to the contemplated transactions, whether obtained before or after the date hereof, and will promptly destroy all documents based on material obtained from Vendor. Purchaser will use its best efforts to have all such material kept confidential. Furthermore, Purchaser will hold all proprietary information obtained with respect to Vendor and its products, services, processes and operations in confidence and will not use such information or disclose the same to others except as permitted by Vendor.

         (C) CONSENTS. Vendor will obtain the consent or approval of each person or authority whose consent or approval may be required in order to permit Vendor and Purchaser to consummate the transactions contemplated hereby.

         (D) SUPPLEMENTS. From time to time prior to the Closing Date, Vendor shall deliver to Purchaser supplemental information with respect to any matters or events arising or discovered subsequent to the date hereof which, if existing or known on the date hereof, would have rendered any statement, representation or warranty made herein on the part of Vendor or any information contained in the Schedules and Exhibits to this Agreement then materially inaccurate or incomplete.

         (E) REPUTATION AND STANDING. After the Closing Date neither Vendor nor any officer, employee or agent of Vendor or any person acting on behalf of any of the foregoing, will, directly or indirectly, do any act or thing which, if generally known, would tend to bring into disrepute Vendor, the Business or anyone associated with Vendor or the Site.

         (F)  NON-COMPETITION.


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                  (i) The parties hereto recognize that Purchaser has a
                  legitimate interest in protecting and preserving the goodwill of Vendor with respect to the Business following the Closing Date. Accordingly, Vendor and Purchaser agree that for the period beginning with the Closing Date and ending on the third anniversary of the Closing Date, neither Vendor nor any successor thereto, nor any stockholder, officer, partner, associate or corporation controlling, controlled by or under common control therewith will, directly or indirectly, in any capacity (whether as a stockholder, officer, partner, associate, owner, principal or otherwise) have any interest in, be associated with, or otherwise engage in, any business (or any corporation, firm or enterprise carrying on a business) competitive with that of the Business.

                  (ii) Vendor will not disclose or furnish to any person, firm or corporation, without the prior written consent of Purchaser, the names of any subscriber, client or advertiser of the Business, any confidential information concerning the business of the Site or any confidential information regarding Purchaser unless required to do so by applicable law.

                  (iii) Purchaser shall be entitled, in addition to any other right and remedy under this Agreement or at law or equity, to an injunction, without the posting of any bond or security, enjoining or restraining Vendor from any violation or threatened violation of this Subsection 5.01(f) and Vendor hereby consents to the issuance of such injunction. Vendor further consents to the personal jurisdiction of the courts of the State of New York in any action brought to enforce the provisions of this Subsection 5.01(f).

         (G) CONSULTING SERVICES AGREEMENT. At the Closing Date Mr. Rob Hoare shall execute and deliver to Purchaser a Consulting Services Agreement substantially in the form of the Agreement attached hereto as EXHIBIT "3" (the "Consulting Services Agreement") whereby Mr. Hoare shall provide consulting services to Purchaser for one year on a part time basis at a rate of $5,500 per month and thereafter for one year at a part time rate of $1,000 per month.

SECTION 5.02. COVENANTS OF PURCHASER. Purchaser hereby covenants and agrees with Vendor that:

         (A) COMPLIANCE WITH LAWS. Purchaser has or will comply in all material respects with all applicable, federal, state and local laws, regulations and ordinances which regulate the ownership and operation of a Site.


ARTICLE SIX. CONDITIONS TO CLOSING.

SECTION 6.01. CONDITIONS TO CLOSING BY THE PARTIES. The obligations of Vendor and Purchaser to consummate the transactions contemplated hereby are, at the option of any such


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party, subject to the fulfillment of the condition that on or before the Closing
Date there shall not be pending or threatened any action, proceeding or investigation for any injunction, writ, preliminary restraining order or any order of any nature issued by any court or governmental agency of competent jurisdiction directing that the transactions contemplated by this Agreement or any of them not be consummated; nor shall any such injunction, writ, preliminary restraining order or such other order have been issued and be in effect.

SECTION 6.02. CONDITIONS TO CLOSING BY PURCHASER. The obligations of Purchaser to consummate the transactions contemplated hereby are, at the option of Purchaser, subject to the fulfillment of each of the conditions that on or before the Closing Date:

         (A) CERTAIN LEGAL MATTERS. All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and all other related legal matters, shall be reasonably satisfactory to counsel for Purchaser, and such counsel shall have received all documents, instruments or copies thereof, certified if requested.

         (B) COMPLIANCE. Vendor shall have performed and complied with all agreements, covenants and conditions required by this Agreement to have been performed or complied with prior to or at the Closing Date and Purchaser shall receive a certificate signed by Vendor to such effect.

         (C) CONSENTS. Vendor shall have obtained all approvals or consents of other persons required to consummate the transactions contemplated hereby.

         (D) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Vendor contained in this Agreement or in any financial statement, Schedule or Exhibit hereto or document delivered to Purchaser in connection herewith shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and Vendor shall have delivered to Purchaser a certificate to such effect.

         (E) ABSENCE OF ERRORS. Purchaser shall not have discovered any material error, misstatement or omission in the representations and warranties made hereunder by Vendor.

         (F) ABSENCE OF CHANGE. Since the date hereof, there shall not have occurred any material adverse change in the financial condition, assets, liabilities or business of Vendor.

         (G) ABSENCE OF LOSS. Prior to the Closing Date, Vendor shall not have sustained a loss on account of fire, flood, accident or other casualty which materially and adversely affects the Business or the Assets, regardless of whether or not such loss shall have been insured.

         (H) NON-COMPETITION. See 5.01f.

         (I) CONSULTING SERVICES AGREEMENT. On or prior to the Closing Date Vendor shall have executed the Consulting Services Agreement, substantially in the form annexed hereto as Exhibit "3".

         (II) DELIVERY OF URL. Vendor shall provide a fax copy of the submitted and acknowledged Registrant Name Change Agreement and NIC Tracking Number



SECTION 6.03. CONDITIONS TO CLOSING BY VENDOR. The obligations of Vendor to consummate the transactions contemplated hereby are, at the option of Vendor, subject to the fulfillment of each of the conditions that on or before the Closing Date:

         (A) COMPLIANCE. Purchaser shall have performed and complied with all agreements, covenants and conditions required in this Agreement to have been performed or complied with prior to or at the Closing Date.

         (B) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Purchaser shall be correct, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         (C) CONSULTING SERVICES AGREEMENT. On or prior to the closing date Purchaser shall have executed the consulting Services Agreement substantially in the form annexed hereto as Exhibit 3.


ARTICLE SEVEN. INDEMNIFICATION.

SECTION 7.01. INDEMNIFICATION BY VENDOR. Vendor shall indemnify and hold Purchaser and each of its affiliates, officers and directors, harmless against and in respect of any and all damages, losses, costs or expenses (including reasonable attorneys' fees and expenses) resulting from any breach of any representation or warranty or nonfulfillment of any agreement, covenant or obligation on the part of Vendor contained or provided for in this Agreement or in any instrument, certificate, Exhibit, Schedule or opinion furnished or to be furnished pursuant hereto or in connection with any of the transactions contemplated hereby. Purchaser shall have the right to set-off against payments due under the Note the amount of any indemnification due from Vendor hereunder. Vendor agrees to notify Purchaser promptly in writing of any matter which reasonably might give rise to a claim of indemnification hereunder. Vendor hereby waives any right it may have for contribution from Purchaser to the satisfaction of any claim for indemnification under this Agreement.



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ARTICLE EIGHT. MISCELLANEOUS.

SECTION 8.01. EXPENSES. Each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereby, including all fees of its counsel or accountants, whether or not such transactions shall be consummated.

SECTION 8.02. NO FINDERS. Except as set forth in the succeeding sentence, each party to this Agreement will indemnify and hold harmless the other parties against and in respect of any claims for brokerage or other commissions relative to this Agreement or the transactions contemplated hereby, based in any way on agreements, arrangements, or understandings claimed to have been made by such party with any third party. Each party to this Agreement represents and warrants that it has not dealt with and does not know of any person, firm or corporation asserting a brokerage, finder's or similar claim in connection with the making or negotiation of this Agreement or the transactions contemplated hereby.

SECTION 8.03. TERMINATION. Anything herein or elsewhere to the contrary notwithstanding, this Agreement, at any time prior to the Closing Date, may be terminated: (i) by the mutual written consent of Vendor and Purchaser; (ii) by Purchaser if any of the conditions set forth in Sections 6.01 or 6.02 shall not have been fulfilled or waived by the Closing Date; (iii) by Purchaser if any default under or breach of any agreement or condition of Vendor shall have occurred and shall not have been cured or waived by the Closing Date; (iv) by Vendor if any or the conditions set forth in Sections 6.01 or 6.03 shall not have been fulfilled by the Closing Date; or (v) by Vendor if any default under or breach of any agreement or condition of Purchaser shall have occurred and shall not have been cured or waived by the Closing Date. Any termination shall be without liability on the part of any party other than a termination under clause (iii) or (v) hereof.

SECTION 8.04. ASSIGNMENTS. This Agreement and the rights and obligations of the parties hereto shall not be assigned by any party to any third party, except with the written consent of the others; provided, however, that Purchaser may assign and/or delegate its rights and obligations hereunder to any other person, partnership or corporation controlling, controlled by or under common control with Purchaser, if such assignee shall assume and agree to be bound by the obligations of Purchaser hereunder; provided further, that no such assignment will relieve Purchaser of any of its obligations hereunder; provided further that Purchaser obtain Vendor's prior written consent which consent shall not be unreasonably withheld or delayed. Nothing in this Agreement, unless otherwise expressly provided, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

SECTION 8.05. NOTICES. Any notices, offers and acceptances hereunder to be given to or served on any party shall be in writing, signed by the party giving or making the same, and shall be delivered or sent by reputable overnight courier service such as Fedex or UPS, by facsimile (confirmed by a copy sent by courier service) or delivered personally to the party to be served at the address set forth below (or such other address as either party may notify in writing to the other party) and shall be deemed to have been served on the fifth business day after posting (seven [7] business days in the event of posting overseas) and immediately in the case of facsimile or personal delivery.

If to Buttle & Tuttle Ltd.:        1 Belmont Terrace
                                   Ramsey, IOM
                                   IM8 3P6
                                   United Kingdom
                                   Tel: 44-7050-136120
                                   Fax: 44-7050-136121

If to CallNOW.com Inc.:            Mr. Warner R. Johnson, Jr., President
                                   CallNOW.com Inc.
                                   50 Broad Street, Suite 501
                                   New York, New York  10004
                                   Tel. (212) 686-2000
                                   Fax. (212) 686-3807

With a copy to:                    Santiago J. Rendon, Esq.
                                   Stairs Dillenbeck Finley & Merle
                                   330 Madison Avenue, Suite 2900
                                   New York, New York 10017-5090
                                   Tel. (212) 697-2700
                                   Fax. (212) 687-3523

SECTION 8.06. ENTIRE AGREEMENT, APPLICABLE LAW, ETC. This instrument contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all prior oral or written agreements and understandings. No amendment or modification of this Agreement will be effective unless reduced to writing and signed by all the parties hereto. The Schedules and Exhibits attached hereto shall constitute part of this Agreement. This Agreement shall be construed in accordance with the laws of the State of New York applicable to agreements to be performed wholly within said State. This Agreement may be executed in two or more counterparts by the several parties hereto, but all of which will together constitute one and the same instrument. In the event any provision of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

SECTION 8.07. SUCCESSORS IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties hereto.

SECTION 8.08. CAPTIONS. The captions in this Agreement are used for convenience only and are not intended in any way to affect the interpretation or construction of this Agreement.

         IN WITNESS WHEREOF, Vendor and Purchaser have caused this Agreement to be duly executed as of the date first above written.

                                             BUTTLE & TUTTLE LTD.
                                                        CALLNOW.COM INC.



By: /s/ Warner R. Johnson, Jr.               By: /s/ Robert Hoare
    -------------------------------             -------------------------------
Name:   Warner R. Johnson, Jr.               Name: Robert Hoare
Title:  President                            Title: Director

                              SCHEDULE A (SS.1.02)
                         TO THE ASSET PURCHASE AGREEMENT
                       DATED AS OF 5/19/99 BY AND BETWEEN
                    BUTTLE & TUTTLE LTD AND CALLNOW.COM INC.

                                     ASSETS

1. The site and the rights to the name "Telephone Directories on the Web", the domain name registration "www.teldir.com" and any related trademarks, copyrights and patents.

2. The software, in electronic and where possible paper copy, which includes password access and control of the source code running on the server, a paper copy of the perl scripts and html, the web server configuration files, and a description of and access to existing free software that you have configured and installed for statistical analysis, and any additional software necessary to use, modify, and manage the site and associated files.

3. A description of the equipment necessary, and currently used including the following servers and computer equipment:

               a.  Server

               b.  Management computers, such as an Intel style pc

4. A list of subscribers who get updates including their e-mail addresses in electronic form and a continuing update of the list during the term of the consulting contract.

5.     Promotional graphics developed by the site in electronic format.

                                    EXHIBIT I

              E-MAIL UPDATED SUBSCRIBERS, ADVERTISERS AND CONTRACTS

1. www.axicomonline.com
2. www.whosells800.com
3. E-mail list of subscribers who get updates
4. Web host site contract

                                   EXHIBIT II

                                 PROMISSARY NOTE

                                                              May 19 , 1999

MAKER:                   CallNow.com, Inc.

ADDRESS OF MAKER:        50 Broad Street
                         New York, NY 10004

FACE AMOUNT:             $40,000

INSTALLMENTS:            1 installment of $ 10,000 (ten thousand dollars) upon
                         receipt of confirmation of ownership of the URL:
                         www.teldir.com.

                         1 installment of $30,000 (thirty thousand dollars) 60 days after the close of the contract and receipt of ownership of the URL and passwords to the Site www.teldir.com.

NUMBER OF INSTALLMENTS:  2


FOR VALUE RECEIVED, THE ABOVE MAKER HEREBY PROMISES TO PAY TO THE order of Buttle & Tuttle LTD, having its principal place of business at 1 Belmont Terrace, Ramsey, IOM, IM8 3PG United Kingdom, to Cater Allen Bank, Jersey Channel Islands, the Face Amount payable in the above Number of Installments.

                  If any Installment is not made within ten (10) days of its due date, a late charge of fifty ($50.) dollars or five (5%) percent of each Installment so overdue, whichever is greater, may be charged by the Payee for the purpose of defraying the expense incident to handling such delinquent payment to the extent such payment is permitted by law. In the event any payment is not made within the grace period provided here in above, same shall constitute an event of default and Payee may accelerate the entire outstanding indebteness due and owing hereunder.

                  This Note has been executed and delivered and shall be construed and enforced in accordance with the laws of the State of New York, including but not limited to matters of construction, validity and performance.

                                 By: /s/  Warner R. Johnson, Jr.
                                     -----------------------------------------
(CORPORATE SEAL)                     Warner R. Johnson, Jr., President

                                   EXHIBIT III

                          CONSULTING SERVICES AGREEMENT


This Agreement for Consulting Services is between CallNOW.com, Inc (the "Client") and Buttle and Tuttle Ltd (the "Consultant"). It is effective for a period of two years from the day of closing of the agreement by the Client to purchase the web site Telephone Directories on the Web (http://www.teldir.com/ the "Site") from the Consultant (this is the "Start Date").


THE CONSULTANT agrees to perform the following Services (the "Services"):

During the 12 months following the Start Date, for at least 80 hours per month on average:

1. Maintain the contents of the Site, while changing the look of the Site to a look mutually agreed with the Client.

2.   Oversee adding of multi-lingual features to the Site

3. Maintain and try to improve external links to the Site and search engine placements to increase visitors to the Site.

4. Advise the Client on ways to convert visitors to the Site into customers for the Client's services.

5. Change as many as possible of the external links to former addresses of the Site to the current address of the Site.

6.   Train designated CallNOW.com employees to take over management of the site.

7. Where time is available, advise on web design, programming and marketing for other sites as requested by the Client.

During the following 12 months (13-24 months after the Start Date):

        Answer routine questions that the Client might have regarding the Site, as time permits.


THE CLIENT agrees to pay the following fees for the Services (the "Retainer"):

During the 12 months following the Start Date:
         US$5500 per month

During the following 12 months (13-24 months after the Start Date):
         US$1000 per month



TERMS AND CONDITIONS

STAFFING
All of the Services to be performed by the Consultant will be performed by Robert Hoare. All Services will be done solely as an independent contractor.

BILLINGS

Invoices will be submitted monthly by electronic mail and are payable within 14 days of the date on the invoice. Amounts past-due will bear interest at the rate of 1.5% per month until paid. If payments are overdue the Services may be suspended however monthly Retainers remain due.

LOCATION
 The Services will be performed at locations and times within each month of the Consultant's choice. In the event that the Client requests the physical presence of Robert Hoare at locations of the Client's choice (for no more than 30 days in total), this will be arranged on mutually agreed dates and will require the Client to pay agreed travel and accomodation expenses which are supported by receipts.

CHANGES
Any changes to this agreement, including duration, services, retainer or termination, require the written agreement of both parties. This Agreement is not assignable by either party without the consent of the other.


ARBITRATION
In the unlikely event there are any disputes arising out of this Agreement they shall be submitted to binding arbitration before a mutually agreed upon Arbitrator pursuant to the rules of the American Arbitration Association. The Arbitrator's award shall be final.

PROPRIETARY MATERIALS
Prior to payment in full, the Consultant will own the copyright on all materials developed by the Consultant while performing the Services. Upon payment in full of all fees and expenses, the Client will own the copyright.

ACCESS TO THE CLIENT'S STAFF
The Client will provide the Consultant with reasonable access to the Client's staff and resources as needed in order to perform the Services.

CONFIDENTIAL INFORMATION
The Consultant will take reasonable steps to maintain the confidentiality of any confidential information relating the Client received by the Consultant.





Agreed to and accepted by:




/s/ Robert Hoare                                   /s/ Warner R. Johnson, Jr.
- --------------------------------                   -----------------------------
Robert Hoare                                       Warner R. Johnson, Jr.
Director                                           President
Buttle and Tuttle Ltd                              CallNOW.com